AGREEMENT




                                 by and between



                                 ENTREMED, INC.



                                       and



                               CELGENE CORPORATION


Omitted portions (indicated by asterisks*) have been separately filed with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  TABLE OF CONTENTS


1 - DEFINITIONS...................................................................................................2
         1.1      AFFILIATE.......................................................................................2
         1.2      CALENDAR QUARTER................................................................................2
         1.3      CELGENE DEVELOPED INTELLECTUAL PROPERTY.........................................................2
         1.4      CELGENE DEVELOPED PATENT RIGHTS ................................................................2
         1.5      CELGENE DEVELOPED TECHNOLOGY RIGHTS ............................................................3
         1.6      CELGENE EXISTING INTELLECTUAL PROPERTY..........................................................3
         1.7      CELGENE EXISTING PATENT RIGHTS..................................................................3
         1.8      CELGENE EXISTING TECHNOLOGY RIGHTS .............................................................3
         1.9      CMCC AGREEMENT .................................................................................3
         1.10     ENTREMED DEVELOPED PATENT RIGHTS ...............................................................4
         1.11     ENTREMED DEVELOPED TECHNOLOGY RIGHTS ...........................................................4
         1.12     ENTREMED EXISTING PATENT RIGHTS.................................................................4
         1.13     ENTREMED EXISTING TECHNOLOGY RIGHTS.............................................................4
         1.14     ENTREMED INTELLECTUAL PROPERTY..................................................................5
         1.15     FIELD ..........................................................................................5
         1.16     FIRST COMMERCIAL SALE ..........................................................................5
         1.17     NCI AGREEMENT...................................................................................5
         1.18     NDA ............................................................................................6
         1.19     NET SALES ......................................................................................6
         1.20     PATENT RIGHT(s) ................................................................................7
         1.21     PRODUCT.........................................................................................7
         1.22     SUBLICENSEE.....................................................................................8
         1.23     TECHNOLOGY RIGHTS...............................................................................8
         1.24     TERRITORY ......................................................................................8
         1.25     THALIDOMIDE ....................................................................................8
         1.26     THIRD PARTY(IES) ...............................................................................8
         1.27     VALID CLAIM ....................................................................................8

2 - GRANT.........................................................................................................9
         2.1      Grant of ENTREMED EXISTING PATENT RIGHTS and ENTREMED EXISTING TECHNOLOGY RIGHTS................9
         2.2      Grant of ENTREMED DEVELOPED PATENT RIGHTS and ENTREMED DEVELOPED TECHNOLOGY RIGHTS..............9
         2.3      CELGENE'S Right To Sublicense..................................................................10
         2.4      Assignment Of Investigational New Drug and
                  Orphan Drug Status Applications................................................................10
         2.5      Assignment Of Agreements.......................................................................11
         2.6      Technology Transfer............................................................................11


         2.7      Understanding Regarding CMCC AGREEMENT. .......................................................12

3 - DUE DILIGENCE................................................................................................13
         3.1      In the United States...........................................................................13
         3.2      Outside the United States......................................................................15
         3.3      For PRODUCTS For Use In Animals................................................................17
         3.4      No Other ENTREMED Rights.......................................................................17
         3.5      Co-Promotion By CELGENE And ENTREMED...........................................................17
         3.6      Establishment Of A Scientific Committee........................................................19

4 - ROYALTIES....................................................................................................21
         4.1      Royalty Payments...............................................................................21
         4.2      Sublicensing Payments and Royalties.  .........................................................22
         4.3      Later-Issued VALID CLAIM.......................................................................23
         4.4      No Multiple Royalties..........................................................................24
         4.5      THIRD PARTY Sales..............................................................................24
         4.6      Recordkeeping..................................................................................25
         4.7      Quarterly Payments and Reports.................................................................25
         4.8      Accounting Reports.............................................................................26

5 - CONFIDENTIALITY..............................................................................................26
         5.1      Confidential Information. .....................................................................26
         5.2      Non-Confidential Information...................................................................27
         5.3      Disclosure To THIRD PARTIES. ..................................................................28
         5.4      Disclosure To Sublicensees. ...................................................................28
         5.5      Public Statements..............................................................................28

6 - ADVERSE MEDICAL EXPERIENCES..................................................................................29
         6.1      Adverse Medical Experience Reporting. .........................................................29

7 - PATENTS......................................................................................................29
         7.1      Patent Prosecution.............................................................................29
         7.2      Cooperation In Prosecution.....................................................................29
         7.3      Infringement and Declaratory Judgment Actions..................................................30

8 - REPRESENTATIONS AND WARRANTIES...............................................................................32
         8.1      By Both Parties................................................................................32
         8.2      By ENTREMED....................................................................................32

9 - INDEMNIFICATION AND INSURANCE................................................................................34
         9.1      By CELGENE. ...................................................................................34
         9.2      By ENTREMED.  .................................................................................35
         9.3      Conditions to Indemnification. ................................................................36


10 - ASSIGNMENT AND SUCCESSORS...................................................................................37
         10.1     By Either Party................................................................................37
         10.2     By CELGENE.....................................................................................37
         10.3     CELGENE As Guarantor...........................................................................37
         10.4     Binding Effect.................................................................................37

11 - FORCE MAJEURE...............................................................................................38

12 - TERMINATION.................................................................................................38
         12.1     Term.  ........................................................................................38
         12.2     By Reason Of FDA Action........................................................................38
         12.3     Termination Of Royalty Obligations.  ..........................................................38
         12.4     Breach.........................................................................................39
         12.5     Insolvency.  ..................................................................................41
         12.6     Work-In-Progress. .............................................................................41
         12.7     Survival.......................................................................................41
         12.8     Reversion of Rights............................................................................41

13 - GENERAL PROVISIONS..........................................................................................42

                                    AGREEMENT

         This Agreement is effective this 9th day of December, 1998 (the "EFFECTIVE DATE") by and between CELGENE CORPORATION, a Delaware corporation located at 6 Powder Horn Drive, Warren, New Jersey 07059 ("CELGENE"), and ENTREMED, INC., a Delaware Corporation located at 9610 Medical Center Drive, Rockville, Maryland 20850 ("ENTREMED").

         WHEREAS, CELGENE is a company that develops, manufactures, markets and sells pharmaceutical products for healthcare, and that has developed and owns certain patents, patent applications, proprietary technology, know-how, and United States Food and Drug Administration ("FDA") filings relating to PRODUCTS, as hereinafter defined; and

         WHEREAS, ENTREMED is the owner or exclusive licensee of certain PATENT RIGHTS as hereinafter defined, TECHNOLOGY RIGHTS, as hereinafter defined, and FDA filings related to PRODUCTS, and has certain rights and obligations relating to PRODUCTS pursuant to agreements with THIRD PARTIES, as hereinafter defined; and

         WHEREAS, CELGENE desires to obtain assignments and/or exclusive rights in the TERRITORY in and to all of ENTREMED's PATENT RIGHTS, TECHNOLOGY RIGHTS, rights by agreement, and FDA filings, whether presently existing or subsequently developed, for the commercial development, use, and sale of PRODUCTS; and

         WHEREAS, ENTREMED is willing to grant the assignments and/or exclusive rights desired by CELGENE, as set forth herein, in order to transfer its entire present and future right, title and interest in PRODUCTS to CELGENE.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

                             SECTION 1 - DEFINITIONS

         The terms used in this Agreement have the following meaning:

         1.1 The term "AFFILIATE" as applied to either party shall mean any company or other legal entity other than the party in question in whatever country organized, controlling controlled by or under common control with that party. The term "control" means ownership or control, directly or indirectly, of at least fifty percent (50%) of the outstanding stock or voting rights entitled to elect directors.

         1.2      The term "CALENDAR  QUARTER" shall mean the period of three
                  (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, as the case may be.

         1.3 The term "CELGENE DEVELOPED INTELLECTUAL PROPERTY" shall mean CELGENE DEVELOPED PATENT RIGHTS and CELGENE DEVELOPED TECHNOLOGY RIGHTS.

         1.4 The term "CELGENE DEVELOPED PATENT RIGHTS" shall mean any United States or foreign patents or patent applications filed by CELGENE, or an AFFILIATE, successor or assign thereof at any time subsequent to the EFFECTIVE DATE, in which CELGENE has a transferrable interest, relating to a modification of a PRODUCT described in any ENTREMED INTELLECTUAL PROPERTY or a method of using such PRODUCT, which modification is (a) necessary for the manufacture, use, or sale of such PRODUCT, and (b) then currently in use by CELGENE at the time ENTREMED exercises its rights under Section 0(b), for the manufacture, use, or sale of such PRODUCT.

         1.5 The term "CELGENE DEVELOPED TECHNOLOGY RIGHTS" shall mean any TECHNOLOGY RIGHTS developed, obtained, or acquired by CELGENE or an AFFILIATE, successor or assign thereof at any time subsequent to the EFFECTIVE DATE, in which CELGENE has a transferrable interest, relating to a modification of a PRODUCT described in any ENTREMED INTELLECTUAL PROPERTY or a method of using or use of such PRODUCT, which modification is
                  (a) necessary for the manufacture, use, or sale of such PRODUCT, and (b) then currently in use by CELGENE at the time ENTREMED exercises its rights under Section 0(b), for the manufacture, use, or sale of such PRODUCT.

         1.6 The term "CELGENE EXISTING INTELLECTUAL PROPERTY" shall mean CELGENE EXISTING PATENT RIGHTS and CELGENE EXISTING TECHNOLOGY RIGHTS.

         1.7 The term "CELGENE EXISTING PATENT RIGHTS" shall mean the United States and foreign patents and patent applications relating to PRODUCTS in which CELGENE has an interest, jointly or solely, as owner, assignee, or licensee, whether exclusive or nonexclusive, as of the EFFECTIVE DATE.

         1.8 The term "CELGENE EXISTING TECHNOLOGY RIGHTS" shall mean any TECHNOLOGY RIGHTS developed, obtained, or acquired, solely or jointly, exclusively or non-exclusively, by CELGENE or an AFFILIATE, successor or assign thereof as of the EFFECTIVE DATE.

         1.9 The term "CMCC AGREEMENT" shall mean that certain License Agreement entered into by and between ENTREMED and Children's Medical Center Corporation ("CMCC"), dated May 26, 1994, as amended to the date hereof, attached hereto as Exhibit A.

         1.10     The term "ENTREMED DEVELOPED PATENT RIGHTS" shall mean any
                  United

                  States or foreign patent applications relating to PRODUCTS assigned to, licensed to or filed, solely or jointly, by ENTREMED, or an AFFILIATE, successor or assign thereof at any time subsequent to the EFFECTIVE DATE, including any United States or foreign patent applications filed pursuant to the CMCC AGREEMENT or NCI AGREEMENT, and the patents issuing therefrom, which patent applications and patents shall be added to Appendix A and shall be included in this Agreement as PATENT RIGHTS and licensed to CELGENE in accordance with Section 2 of this Agreement.

         1.11 The term "ENTREMED DEVELOPED TECHNOLOGY RIGHTS" shall mean any TECHNOLOGY RIGHTS developed, obtained, or acquired, solely or jointly, exclusively or non-exclusively, by ENTREMED, or an AFFILIATE, successor or assign thereof at any time subsequent to the EFFECTIVE DATE, including any TECHNOLOGY RIGHTS developed or obtained pursuant to the CMCC AGREEMENT or NCI AGREEMENT, which TECHNOLOGY RIGHTS shall be included in this Agreement and licensed to CELGENE in accordance with Section 2 of this Agreement.

         1.12 The term "ENTREMED EXISTING PATENT RIGHTS" shall mean the PATENT RIGHTS in which ENTREMED has an interest, jointly or solely, as owner, assignee, or licensee, whether exclusive or nonexclusive, as of the EFFECTIVE DATE.

         1.13 The term "ENTREMED EXISTING TECHNOLOGY RIGHTS" shall mean any TECHNOLOGY RIGHTS developed, obtained, or acquired, solely or jointly, exclusively or non-exclusively, by ENTREMED, or an AFFILIATE, successor or assign thereof as of the EFFECTIVE DATE, including without limitation any TECHNOLOGY RIGHTS developed or obtained pursuant to the CMCC AGREEMENT or NCI AGREEMENT. ENTREMED EXISTING TECHNOLOGY RIGHTS expressly includes any regulatory data and filings, including without limitation all FDA Investigational New
                  Drug and Orphan Drug Status applications, as set forth in Appendix C.

         1.14 The term "ENTREMED INTELLECTUAL PROPERTY" shall mean and include ENTREMED DEVELOPED PATENT RIGHTS, ENTREMED DEVELOPED TECHNOLOGY RIGHTS, ENTREMED EXISTING PATENT RIGHTS, and ENTREMED EXISTING TECHNOLOGY RIGHTS.

         1.15 The term "FIELD" shall mean the use of THALIDOMIDE in humans and animals, including without limitation any and all diagnostic, prophylactic, therapeutic, and research and development uses.

         1.16 The term "FIRST COMMERCIAL SALE" shall mean, in each country of the TERRITORY, the first sale after the EFFECTIVE DATE in such country to a THIRD PARTY in connection with the nationwide introduction of any PRODUCT by CELGENE, its AFFILIATES or SUBLICENSEES following marketing and/or pricing approval by the appropriate governmental agency for the country in which the sale is to be made and, when governmental approval is not required, the first sale in that country in connection with the nationwide introduction of a PRODUCT in that country.

         1.17 The term "NCI AGREEMENT" shall mean that certain Agreement by and between the Division of Cancer Treatment at the National Cancer Institute ("NCI") and ENTREMED, dated November 16, 1994, and executed on behalf of ENTREMED on November 23, 1994, and on behalf of NCI on November 18, 1994, attached hereto as Exhibit B.

         1.18 The term "NDA" shall mean a New Drug Application filed with the United States Food and Drug Administration.

         1.19 The term "NET SALES" means the gross amount received by CELGENE or its AFFILIATES or SUBLICENSEES for sale of PRODUCT to THIRD PARTIES, less: (i) cost of freight, postage, and freight insurance, (if paid by seller); (ii) sales taxes, value added taxes, excise taxes, and customs duties; (iii) cost of export licenses and any taxes, fees or other charges associated with the exportation or importation of PRODUCTS;
                  (iv) rebates accrued, incurred or paid to Federal Medicaid and State Medicare and any other price reductions required by a governmental agency; (v) rejected shipments, returns, and retroactive deductions; (vi) the amount received for sales which become the subject of a subsequent temporary or partial recall by a regulatory agency for safety or efficacy reasons outside the control of CELGENE; and (vii) customary cash, quantity, and trade discounts; provided, however, that a sale or transfer to an AFFILIATE or SUBLICENSEE for re-sale by such AFFILIATE or SUBLICENSEE shall not be considered a sale for the purpose of this provision but the resale by such AFFILIATE or SUBLICENSEE shall be a sale for such purposes. A "sale" shall also include a transfer or other disposition for consideration, but not such transfers or dispositions, without consideration, for pre-clinical, clinical, regulatory or governmental purposes prior to receiving marketing approval for the specific indication for which such transfer is made. In the event that consideration in addition to or in lieu of money is received for PRODUCT, such consideration shall be added to the NET SALES as valued on the day of receipt thereof by CELGENE. To the extent that a PRODUCT is sold in other than an arms length transaction, NET SALES shall be the fair market value of such PRODUCT if sold in an arms length transaction, less the costs identified in subsections (i)-(vi) of this
                  Section 1.19. PRODUCT shall be considered "sold" at the earlier of (a) the transfer of title in such PRODUCT to a person other than an AFFILIATE or SUBLICENSEE of CELGENE or
                  (b) the shipment of such PRODUCT from the manufacturing or warehouse facilities of CELGENE or its AFFILIATE or SUBLICENSEE to a THIRD PARTY.

         1.20     The term "PATENT RIGHT(s)" shall mean:

                  (a) the United States patent applications and patents listed in Appendix A;

                  (b) the United States and foreign patents issued from applications listed in Appendix A and from divisionals and continuations of such applications;

                  (c) claims of United States continuation-in-part applications and of equivalent foreign applications, and of the resulting patent(s), that are directed to subject matter described in the United States and foreign applications listed in Appendix A;

                  (d) claims of all later-filed foreign patent applications, and of the resulting patents, that are directed to subject matter described in the United States patents and/or patent applications described in the foregoing subsections of this Section 1.20;

                  (e) any reissues, re-examinations or extension of United States patents described in the foregoing subsections of this Section 1.20; and

                  (f) ENTREMED DEVELOPED PATENT RIGHTS, when assigned to, licensed to or filed, solely or jointly, by ENTREMED, or an AFFILIATE, successor or assign thereof, pursuant to
                               Section 1.10 of this Agreement.


         1.21 The term "PRODUCT" shall mean any article of manufacture, substance, material, chemical, formulation or composition for use in the FIELD which is or includes THALIDOMIDE as an active ingredient, including, without limitation, a composition that comprises THALIDOMIDE and a non-steroidal anti-inflammatory compound(s). PRODUCT expressly excludes THALIDOMIDE analogs.

         1.22     The term "SUBLICENSEE" shall mean any THIRD PARTY licensed by

                  CELGENE to make, have made, use, offer to sell, sell or import any PRODUCT.

         1.23 The term "TECHNOLOGY RIGHTS" shall mean any information relating to PRODUCTS that is not covered by a patent or patent application, including without limitation technical and non-technical information, know-how, methods, processes, procedures, compositions, devices, formulae, protocols, techniques, software, designs, drawings, plans, diagrams, specifications, data, the results of tests or assays, and all other information relating to PRODUCTS.

         1.24     The term "TERRITORY" shall mean all countries of the world.

         1.25 The term "THALIDOMIDE" shall mean a compound with the chemical structure described as
                  2-(2,6-Dioxo-3-piperidinyl)-1H-isoindole-1,3(2H)-dione, or as otherwise defined in the Merck Index, entry 9390, 12th ed., and pharmaceutically acceptable salts thereof.

         1.26 The term "THIRD PARTY(IES)" shall mean a person or entity who or which is neither a party hereto nor an AFFILIATE of a party hereto.

         1.27 The term "VALID CLAIM" shall mean an issued claim of an unexpired patent ("ISSUED VALID CLAIM") or a claim of a pending patent application, which shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision. Notwithstanding the foregoing to the contrary, a claim of a pending patent application, divisional application or continuation-in-part shall cease to be a VALID CLAIM if no patent has issued on such claim on or prior to the fifth (5th) anniversary of the EFFECTIVE DATE of this Agreement, provided that such claim shall once again become a VALID CLAIM on the issue date of a patent that subsequently issues and covers such claim.

         1.28 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

                                SECTION 2 - GRANT

         2.1 Grant of ENTREMED EXISTING PATENT RIGHTS and ENTREMED EXISTING TECHNOLOGY RIGHTS. ENTREMED hereby grants to CELGENE and CELGENE hereby accepts from ENTREMED an exclusive, royalty bearing right and license or sublicense, as the case may be, under the ENTREMED EXISTING PATENT RIGHTS and the ENTREMED EXISTING TECHNOLOGY RIGHTS to make, have made, use, offer to sell, sell, and import PRODUCTS in the TERRITORY.

         2.2 Grant of ENTREMED DEVELOPED PATENT RIGHTS and ENTREMED DEVELOPED TECHNOLOGY RIGHTS. ENTREMED hereby grants to CELGENE, to the extent not prohibited by the United States Government or by prior contractual obligations to any THIRD PARTY, and CELGENE hereby accepts from ENTREMED:

                  (a) an exclusive, royalty bearing right and license under the ENTREMED DEVELOPED PATENT RIGHTS and the ENTREMED DEVELOPED TECHNOLOGY RIGHTS to make, have made, use, offer to sell, sell, and import PRODUCTS in the TERRITORY; and

                  (b) to the extent an exclusive license is not available to CELGENE in a country under a particular ENTREMED DEVELOPED PATENT RIGHT or ENTREMED DEVELOPED TECHNOLOGY RIGHT, but a non-exclusive license would be available, ENTREMED hereby grants CELGENE a nonexclusive, royalty bearing right and license under such ENTREMED DEVELOPED PATENT RIGHT(s) and ENTREMED DEVELOPED TECHNOLOGY RIGHT(s) to make, have made, use, offer to sell, sell, and import PRODUCTS in the TERRITORY.

         2.3      CELGENE'S Right To Sublicense.

                  (a) In the United States. ENTREMED hereby grants to CELGENE the right to sublicense ENTREMED INTELLECTUAL PROPERTY in the United States with the consent of ENTREMED, to be exercised in ENTREMED's sole discretion.

                  (b) Outside the United States. ENTREMED hereby grants to CELGENE the right to sublicense ENTREMED INTELLECTUAL PROPERTY outside the United States with the written consent of ENTREMED, which consent shall not be unreasonably withheld. Outside the United States, CELGENE shall use reasonable efforts to negotiate sublicensing agreements that are commercially reasonable according to contemporaneous prevailing standards within the pharmaceutical industry.

         2.4 Assignment Of Investigational New Drug and Orphan Drug Status Applications. Within ten (10) days of the EFFECTIVE DATE, ENTREMED and CELGENE shall notify the Food and Drug Administration ("FDA") of the transfer of ENTREMED's rights in PRODUCTS to CELGENE by submitting to the FDA letters substantially in the form attached hereto as Exhibit C, and ENTREMED shall notify CELGENE of its compliance with this
                  Section 0 by copies of such letters. ENTREMED shall take all further steps necessary or helpful to assign to CELGENE all Orphan Drug Status and Investigational New Drug applications filed by ENTREMED as of the EFFECTIVE DATE, as set forth in Appendix C. If the FDA declines to allow the assignment of any of ENTREMED's Investigational New Drug and/or Orphan Drug Status application(s) to CELGENE, for whatever reason, then ENTREMED's rights under such application(s) will be included in this Agreement as ENTREMED EXISTING TECHNOLOGY RIGHTS and will be licensed to CELGENE in accordance with Section 2 of this Agreement.

         2.5 Assignment Of Agreements. Within ten (10) days of the EFFECTIVE DATE, ENTREMED shall notify CMCC and NCI of the sublicense and transfer, respectively, of its rights in PRODUCTS to CELGENE, and shall take all steps necessary or helpful to assign to CELGENE the NCI AGREEMENT, including without limitation requesting consent to assign ENTREMED's obligations and entire right, title, and interest, under such agreement to CELGENE, and upon receipt of the consent of NCI to assign the NCI AGREEMENT, CELGENE will expressly assume all of ENTREMED's duties and obligations thereunder. In the event that ENTREMED is not permitted to assign its rights under the NCI AGREEMENT to CELGENE, ENTREMED's rights in any PATENT RIGHTS or TECHNOLOGY RIGHTS resulting from the NCI AGREEMENT will be included in this Agreement as ENTREMED DEVELOPED PATENT RIGHTS and ENTREMED DEVELOPED TECHNOLOGY RIGHTS, respectively, and will be licensed to CELGENE in accordance with Section 0 of this Agreement.

         2.6 Technology Transfer. As soon as reasonably possible following the EFFECTIVE DATE, but in no event later than one (1) month after such date, ENTREMED shall transfer to CELGENE all ENTREMED EXISTING TECHNOLOGY RIGHTS and ENTREMED DEVELOPED TECHNOLOGY RIGHTS not already in CELGENE's possession. ENTREMED agrees to disclose and transfer all ENTREMED DEVELOPED TECHNOLOGY RIGHTS to CELGENE promptly, as they are obtained or developed. ENTREMED also agrees to provide, upon reasonable notice from CELGENE, any technical, scientific, statistical, and/or regulatory support necessary or useful to CELGENE's understanding and/or use of ENTREMED EXISTING TECHNOLOGY RIGHTS and ENTREMED DEVELOPED TECHNOLOGY RIGHTS.

         2.7 Understanding Regarding CMCC AGREEMENT. To the extent TECHNOLOGY RIGHTS and/or PATENT RIGHTS licensed to CELGENE under this Agreement are rights which ENTREMED has licensed from CMCC under the CMCC AGREEMENT, CELGENE and ENTREMED understand and agree as follows:

                  (a) The rights licensed to CELGENE by ENTREMED are subject to the terms, limitations, restrictions and obligations of the CMCC AGREEMENT.

                  (b) CELGENE will comply with the terms, obligations, limitations and restrictions of sublicensees under Articles II, V, VII, VIII, IX, X, XII, XIII, and XV of the CMCC AGREEMENT.

                  (c) ENTREMED will, at its own expense, timely pay the milestone payment of *******************************
                           due to CMCC upon completion of a Phase II clinical trial for any indication, pursuant to Section 4.1.3 of the CMCC AGREEMENT. ENTREMED shall promptly provide written notice to CELGENE of such payment.

                  (d) CELGENE will, at its own expense, timely pay the milestone payment of *******************************
                           due to CMCC upon completion of a Product License Application for any indication, pursuant to
                           Section 4.1.4 of the CMCC AGREEMENT, which payment shall be made to ENTREMED and timely forwarded by ENTREMED to CMCC; provided, however, that if (i) such payment becomes due prior to January 1, 2000, and (ii) CELGENE's annual sales in the year such payment becomes due are less than ********************, CELGENE may notify ENTREMED, in writing, that it wishes ENTREMED to pay such amount to CMCC directly, which ENTREMED hereby agrees to do, and, by June 30, 2000 CELGENE shall reimburse ENTREMED the amount paid to CMCC, plus interest calculated at the annual rate of the sum of ************ plus the prime interest rate quoted by Citibank, N.A. on the date said payment is due. ENTREMED shall promptly provide written notice to CELGENE of all payments under this Section 2.7(d).

                  (e) ENTREMED will comply with the terms, obligations, limitations and restrictions of the CMCC AGREEMENT, including, without limitation, any provisions relating to due diligence, notification with respect to sublicenses, and milestone payments, subject to Sections 2.7(c) and (d) of this Agreement.

                  (f) The CMCC AGREEMENT and ENTREMED's rights thereunder shall remain in full force and effect for the life of the last to expire patent issued under the Patent Rights, as defined therein, unless earlier terminated pursuant to Article XIII of the CMCC AGREEMENT.

                            SECTION 3 - DUE DILIGENCE

         3.1      In the United States.

                  (a) CELGENE shall initiate and diligently use reasonable efforts to develop, or to file for regulatory approval of or register, and to market and sell PRODUCTS in the United States. Reasonable efforts with respect to the development and/or pursuit of regulatory approval or registration for PRODUCTS in the United States shall be demonstrated by CELGENE (i) developing and pursuing regulatory approval for PRODUCTS for those uses CELGENE, in good faith, determines to be commercially and scientifically reasonable, including but not limited to (a) one (1)**************, (b) one (1)
                           ****************, and (c) one (1)
                           ****************; and (ii) funding and conducting clinical trials for PRODUCTS for other uses in order to enhance scientific knowledge with regard to such PRODUCTS, including for the publication of data and results in scientific journals, whether or not such clinical trials result in or facilitate the pursuit of regulatory approval.

                  (b) ENTREMED agrees that, subject to Section 3.6 of this Agreement, (i) the decision regarding which uses to pursue regulatory approval of PRODUCTS for, and/or to fund and conduct clinical trials of PRODUCTS for, pursuant to Section 3.1(a) of this Agreement, shall be made by and in the sole discretion of CELGENE; and
                           (ii) with respect to the manner in which regulatory approval is sought and/or clinical trials are funded and conducted, CELGENE shall have sole discretion, including, without limitation, complete control over all regulatory submissions of PRODUCTS to the appropriate regulatory agencies worldwide, including whether, when, and how to file, maintain, withdraw, or abandon an application for regulatory approval of PRODUCTS.

                  (c) Within 90 days after the EFFECTIVE DATE, CELGENE shall draft a Development Plan outlining CELGENE'S development objectives for PRODUCTS, in accordance with Sections 3.1(a)(i) and (b) of this Agreement. CELGENE shall consult with ENTREMED concerning the Development Plan. The Development Plan shall include suitable clinical milestones which are reasonably intended to lead to regulatory approval of PRODUCTS, in accordance with Sections 3.1(a)(i) and (b) of this Agreement.

                  (d) CELGENE shall provide a written summary report to ENTREMED within thirty (30) days after June 30th and December 31st of each calendar year concerning the efforts being made in accordance with this Section
                           3.1 with respect to PRODUCTS. CELGENE shall provide ENTREMED with any additional information reasonably requested by ENTREMED in this respect.

                  (e) At ENTREMED'S reasonable request, CELGENE shall provide ENTREMED access to all clinical trial data for PRODUCTS conducted by

                           CELGENE in accordance with the Development Plan set forth in this Section 3.1. In the event that rights are returned to ENTREMED under Section 3.1(f) of this Agreement, ENTREMED shall have the right to review and use the clinical trial data in its own clinical program.

                  (f) In the event that CELGENE fails to meet any of its obligations under this Section 3.1 with respect to PRODUCTS in the United States, and such failure is not cured within sixty (60) days after written notice thereof is received by CELGENE from ENTREMED, then ENTREMED shall have the right and option to terminate the license granted in this Agreement and this Agreement by giving CELGENE sixty (60) days prior written notice thereof.

         3.2      Outside the United States.

                  (a) Diligence. CELGENE shall initiate and diligently use reasonable efforts to develop, or to file for regulatory approval of or register, and to market and sell PRODUCTS in Europe, in Canada, and in the Pacific Rim, Japan, and Australia (collectively, the "PACIFIC RIM"). Reasonable efforts with respect to the development and/or pursuit of regulatory approval or registration for PRODUCTS in Europe, Canada, and the PACIFIC RIM shall be demonstrated by CELGENE, or a sublicensee thereof, pursuing regulatory approval for PRODUCTS (i) in Italy, France, the United Kingdom, and Germany (in the case of Europe), and in Japan and one other country of the PACIFIC RIM (in the case of the PACIFIC RIM), within ************ from the date of the first FDA approval of a PRODUCT for an oncology indication or Crohn's disease, whichever occurs earlier; and (ii) in Canada, within one (1) year from the date of the first FDA approval of a PRODUCT for an oncology indication or Crohn's disease, whichever occurs earlier.

                  (b) CELGENE's Discretion. ENTREMED agrees that, subject to Section 3.6 of this Agreement, (i) the decision regarding which uses to pursue regulatory approval of PRODUCTS for, and/or to fund and conduct clinical trials of PRODUCTS for, pursuant to
                           Section 3.2(a) of this Agreement, shall be made by and in the sole discretion of CELGENE; and (ii) with respect to the manner in which regulatory approval is sought and/or clinical trials are funded and conducted, CELGENE shall have sole discretion, including, without limitation, complete control over all regulatory submissions of PRODUCTS to the appropriate regulatory agencies worldwide, including whether, when, and how to file, maintain, withdraw, or abandon an application for regulatory approval of PRODUCTS.

                  (c) Cooperation. If CELGENE fails to use reasonable efforts in Europe, Canada, or the PACIFIC RIM, as set forth in Section 3.2(a) of this Agreement, or to sublicense its rights to a THIRD PARTY, then ENTREMED shall have the right and option to either (i) terminate the licenses granted in the region where such failure has occurred, i.e., Europe, Canada, or the PACIFIC RIM, respectively, by giving CELGENE sixty (60) days prior written notice thereof, or (ii) cooperate with CELGENE to find an appropriate SUBLICENSEE for such rights.

         3.3      For PRODUCTS For Use In Animals.

                  (a) Diligence. CELGENE shall initiate and diligently use reasonable efforts to develop, or to file for regulatory approval of or register, and to market and sell PRODUCTS for use in animals. Such reasonable efforts shall be demonstrated by CELGENE obtaining regulatory approval for the sale of a PRODUCT for use in animals within four (4) years of the EFFECTIVE DATE in the United States and, outside the United States, in one of the following countries: Italy, France, the United Kingdom, or Germany.

                  (b) Cooperation. If CELGENE fails to use reasonable efforts either in the

                           United States or outside the United States, as set forth in Section 3.3(a) of this Agreement, or to sublicense its rights in such regions to a THIRD PARTY, then ENTREMED shall have the right and option to either (i) terminate CELGENE's rights in the region where such failure has occurred, i.e., in the United States or outside the United States, respectively, in and to such PRODUCTS for use in animals by giving CELGENE sixty (60) days prior written notice thereof, or (ii) cooperate with CELGENE to find an appropriate SUBLICENSEE for such rights.

         3.4 No Other ENTREMED Rights. Except as otherwise expressly provided in this Agreement, ENTREMED agrees that it has not retained any rights under ENTREMED INTELLECTUAL PROPERTY to PRODUCTS, and that is shall not (i) make, use, offer to sell, sell, or import PRODUCTS in the TERRITORY, or (ii) collaborate, negotiate, or deal with THIRD PARTIES with respect to PRODUCTS.

         3.5      Co-Promotion By CELGENE And ENTREMED.

                  (a) With Regard To PRODUCTS. If CELGENE, in its sole discretion, decides to co-promote any PRODUCT or to seek sales assistance in promoting any PRODUCT, including, but not limited to, sales assistance for indications not then promoted by CELGENE sales personnel, CELGENE shall, in good faith, consider ENTREMED for the opportunity to co-promote such PRODUCT(S) for such indications in the United States.
                           (i) CELGENE will give ENTREMED due consideration for the opportunity to co-promote such PRODUCT(S) as set forth herein, provided that ENTREMED has a sales force capable of providing the required details to the targeted physician audience, or is capable of assembling such a sales force within six
                                    (6) months, and agrees to do so. If and only if ENTREMED either has a sales force capable of providing the required details to the targeted physician audience, or commits to assembling such a sales force within six (6) months, the decision to offer ENTREMED the opportunity to co-promote such PRODUCT(s) for such indications in the United States shall be made, in good faith, by CELGENE, and CELGENE shall notify ENTREMED of its decision in writing.
                           (ii) If CELGENE offers ENTREMED the opportunity to co-promote, pursuant to Section 3.5(a)(i) of this Agreement, ENTREMED shall have thirty (30) days to accept such offer by written notice to CELGENE. If ENTREMED accepts such offer to co-promote PRODUCTS, then the parties will negotiate, in good faith, a co-promotion agreement setting forth the substance of this Section 3.5 and other normal and customary conditions within six (6) months of CELGENE's receipt of ENTREMED's acceptance pursuant to this
                                    Section 3.5(a)(ii).
                           (iii) ENTREMED's co-promotion efforts will focus on detailing (product presentations) the PRODUCT to the targeted physician audience. In such case, ENTREMED's sales representatives will also have the opportunity, from time to time, to participate in seminars, in-service training, group presentations, and other educational and promotional activities initiated by CELGENE in consultations with ENTREMED. In addition, ENTREMED will assign a product manager to participate with the CELGENE marketing team to provide input as appropriate and to be the operational liaison between CELGENE and ENTREMED's sales force.

                  (b) With Regard To Anti-angiogenic Compounds. If ENTREMED, in its sole discretion, decides to co-promote an anti-angiogenic compound or a composition containing, as an active ingredient, such a compound, or to seek sales assistance in promoting any such anti-angiogenic compound or composition, including, but not limited to, sales assistance for indications not then promoted by ENTREMED sales personnel, ENTREMED shall, in good faith, consider CELGENE for the opportunity to co-promote such anti-angiogenic compounds and/or compositions. The decision to offer CELGENE the opportunity to co-promote such anti-angiogenic compounds and/or compositions shall be made in the sole discretion of ENTREMED, and be subject, mutatis mutandis, to the terms and conditions set forth in Sections 3.5(a)(ii) and (iii) of this Agreement.

         3.6 Establishment Of A Scientific Committee. CELGENE agrees to conduct and fund a development program designed to obtain approval to market PRODUCTS, in accordance with its obligations under Section 3.1(a)(i) and 3.1(b) of this Agreement (the "PROGRAM"). To ensure the continued participation of ENTREMED in these development activities, the PROGRAM will be monitored by a Scientific Committee as described herein (the "COMMITTEE").

                  (a) Members. Within ten (10) days of the date hereof, ENTREMED and CELGENE shall each appoint two (2) persons to serve on the COMMITTEE. Each party will have the right to change its representation on the COMMITTEE upon written notice to the other.

                  (b) Chairperson. The COMMITTEE will be chaired by one representative of CELGENE, who shall be chosen in the sole discretion of CELGENE.

                  (c) Responsibilities. The COMMITTEE will have authority to:
                           (i)      act in an advisory role and provide
                                    information, including without limitation technical and regulatory information and marketing and sales information, helpful in connection with the PROGRAM;
                           (ii)     make recommendations regarding the
                                    performance of the PROGRAM and the conduct of the work pursuant thereto, and monitor performance thereunder;
                           (iii)    propose modifications to the PROGRAM;
                           (iv) review any and all proposed publication(s) relating to the PROGRAM and the results therefrom; and
                           (v) review all information and data resulting from the PROGRAM.

                  (d)      Meetings. The COMMITTEE will meet not less than four
                           (4) times a year
                           during the term of the PROGRAM, at such dates and times as agreed to by the parties. The COMMITTEE will prepare written minutes of each meeting and a written record of all decisions whether made at a formal meeting or not. All decisions made and actions taken by the COMMITTEE will be made or taken in the sole discretion of CELGENE after good faith consideration of the position or opinion of the ENTREMED members.

                  (e) Term and Termination. The PROGRAM will continue until there are no longer any ongoing activities in pursuit of regulatory approval, or any pending applications for regulatory approval, for PRODUCTS, pursuant to Sections 3.1(a)(i) and (b) of this Agreement. Once all such activities have been completed and all such regulatory approvals have been obtained, CELGENE may, in its sole discretion, extend the term of the PROGRAM to include PRODUCTS in clinical trials for other uses, as set forth in Sections 3.1(a)(ii) and (b) of this Agreement, in which case the PROGRAM will continue until such clinical trials have been completed or otherwise terminated or, if applicable, until regulatory approval has been obtained, unless the PROGRAM is sooner terminated by CELGENE.

                              SECTION 4 - ROYALTIES

         4.1      Royalty Payments.

         (a) First Twelve Years. CELGENE shall pay to ENTREMED the following royalties on the NET SALES of PRODUCTS sold by CELGENE or its AFFILIATES in each country of the TERRITORY (i) for the first consecutive twelve (12) years from the date of the FIRST COMMERCIAL SALE of a PRODUCT in each country of the TERRITORY, and, separately and independently, (ii) for the first consecutive twelve (12) years from the date of the FIRST COMMERCIAL SALE of each PRODUCT that contains, as a second active ingredient, a compound other than THALIDOMIDE, in each country of the TERRITORY:

                    (i) **************of NET SALES up to ************* of such sales;

                   (ii) ************** of NET SALES between **********
                        and ************ of such sales;

                  (iii) *************of NET SALES between **************and
                        **************dollars of such sales; and

                   (iv) ***************of NET SALES over **************** of
                        such sales.

         (b) After Twelve Years. For each PRODUCT in each country in the TERRITORY in which the twelve (12) year period provided for in
                  Section 4.1(a) of this Agreement shall have terminated, CELGENE shall pay to ENTREMED the following royalties on the NET SALES of such PRODUCT covered by an ISSUED VALID CLAIM of the PATENT RIGHTS that are sold by CELGENE or its AFFILIATES in such country:

                    (i) ************of NET SALES up to **************of such
                        sales;

                   (ii) ************of NET SALES between *************and
                        ********************of such sales;

                  (iii) *************of NET SALES between **************and
                        ******************dollars of such sales; and

                   (iv) **************of NET SALES over ************* of such sales;

                  and such royalties under this Section 4.1(b) shall be payable until the last to expire PATENT RIGHT containing an ISSUED VALID CLAIM covering such PRODUCT sold by CELGENE or its AFFILIATES in such country.

         4.2      Sublicensing Payments and Royalties.

                  (a) Under CELGENE's Rights. If CELGENE grants a sublicense of its exclusive rights under this Agreement, pursuant to Section 2.3 of this Agreement, in any country(ies) of the TERRITORY, CELGENE shall pay to ENTREMED (i) ***************of any non-royalty consideration, including but not limited to any sublicensing and/or milestone payments received by CELGENE pursuant to such sublicense and (ii) *************of the royalty income paid by SUBLICENSEES to CELGENE on NET SALES of PRODUCTS.

                  (b) CELGENE-ENTREMED Cooperation. If CELGENE grants a sublicense of any of its rights under this Agreement in any area of the FIELD or any country of the TERRITORY with respect to which ENTREMED and CELGENE are cooperating pursuant to Sections 3.2 or
                           3.3 of this Agreement, CELGENE shall pay to ENTREMED ************** of any non-royalty consideration, including but not limited to any sublicensing and/or milestone payments received by CELGENE pursuant to such sublicense. CELGENE shall also pay to ENTREMED, as applicable, the following: (i) if CELGENE and ENTREMED are cooperating in any country(ies) pursuant to Section 3.2 of this Agreement, *************of the royalty income paid by SUBLICENSEES to CELGENE on NET SALES, in such country(ies), of PRODUCTS; and (ii) if CELGENE and ENTREMED are cooperating in any country(ies) with regard to PRODUCTS for use in animals pursuant to
                           Section 3.3 of this Agreement, **************of the royalty income paid by SUBLICENSEES to CELGENE on NET SALES in such country(ies) of such PRODUCTS.

         4.3 Later-Issued VALID CLAIM. In the event that there is no ISSUED VALID CLAIM of a PATENT RIGHT in a country within the TERRITORY on the date the twelve (12) year period provided for in Section 4.1(a) of this Agreement expires, no royalties shall be owed by CELGENE to ENTREMED under Sections 4.1(b) and
                  4.2 of this Agreement on PRODUCTS sold by CELGENE or its AFFILIATES in such country, provided, however, that if a VALID CLAIM of a PATENT RIGHT thereafter issues in such country, CELGENE shall pay ENTREMED royalties on the NET SALES in such country of PRODUCTS covered by an ISSUED VALID CLAIM of the PATENT RIGHTS that are sold by CELGENE or its AFFILIATES, according to the royalty rates set forth in Sections 4.1(b) and 4.2 of this Agreement, and such royalties under this
                  Section 4.3 shall be payable until the last to expire PATENT RIGHT containing an ISSUED VALID CLAIM covering the PRODUCTS sold by CELGENE, its AFFILIATES or SUBLICENSEE in such country.

         4.4 No Multiple Royalties. No multiple royalties shall be payable because any PRODUCT, its manufacture, use, importation, lease, or sale is or shall be covered by more than one PATENT RIGHT.

         4.5 THIRD PARTY Sales. In any country where sales by a THIRD PARTY of a PRODUCT(s) for a similar dosage form and/or route of administration:

                  (a) are equal to or greater than ************of the dollar market share for such PRODUCT in such country ("MARKET SHARE"), but less than ************of the MARKET SHARE, then the royalty payable to ENTREMED pursuant to Sections 4.1 and 4.3 of this Agreement shall be reduced by ***********;

                  (b) are equal to or greater than **************of the MARKET SHARE, but less than ************of the MARKET SHARE, then the royalty payable to ENTREMED pursuant to Sections 4.1 and 4.3 of this Agreement shall be reduced by**************;

                  (c) are equal to or greater than ************of the MARKET SHARE, but less than ***************of the MARKET SHARE, then the royalty payable to ENTREMED pursuant to set Sections 4.1 and 4.3 of this Agreement shall be reduced by***********; and

                  (d) are equal to or greater than *************of the MARKET SHARE, then the royalty payable to ENTREMED pursuant to Sections 4.1 and 4.3 of this Agreement shall be reduced by************;

                  provided that royalties payable to ENTREMED shall never be reduced below ************of NET SALES in each royalty bracket. For purposes of this Section 4.5, oral dosage forms shall include, without limitation, all capsule, caplet, tablet, and liquid formulations for oral administration.

         4.6 Recordkeeping. CELGENE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars relevant to its sales of PRODUCTS that may be necessary for the purpose of calculating all royalties payable to ENTREMED. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the three (3) years next following the end of the calendar year to which each shall pertain, be open for inspection by an independent certified public accountant reasonably acceptable to CELGENE, upon reasonable notice during normal business hours at ENTREMED'S expense for the sole purpose of verifying royalty statements or compliance with this Agreement. In the event the inspection determines that royalties due ENTREMED for any period have been underpaid by ***********or more, then CELGENE shall pay for all costs of the inspection. In all cases, CELGENE shall pay to ENTREMED any underpaid royalties promptly and with interest at the prime rate available to ENTREMED from its bank plus**********. All information and data reviewed in the inspection shall be used only for the purpose of verifying royalties and shall be treated as CELGENE CONFIDENTIAL INFORMATION subject to the obligations of this Agreement. No audit by an agent of ENTREMED shall occur more frequently than once during any twelve (12) month period.

         4.7 Quarterly Payments and Reports. In each year the amount of royalty due shall be calculated quarterly as of the end of each CALENDAR QUARTER and shall be paid quarterly within the forty-five (45) days next following such date. Every such payment shall be supported by the accounting described in
                  Section 4.8 of this Agreement. All royalties due ENTREMED are payable in United States dollars. When PRODUCTS are sold for currency other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such PRODUCTS were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the CALENDAR QUARTER in which such sales were made.

         4.8 Accounting Reports. With each quarterly payment, CELGENE shall deliver to ENTREMED a full and accurate accounting to include at least the following information:

                  (a) Quantity of PRODUCT subject to royalty sold, by country, by CELGENE, its AFFILIATES or SUBLICENSEES;

                  (b) Total receipts for each PRODUCT subject to royalty, by country and, to the extent used in any royalty calculations during such quarter, the exchange rate set forth in Section 4.7 of this Agreement;

                  (c) Compensation on PRODUCTS received from SUBLICENSEES pursuant to a sublicense of CELGENE's rights under this Agreement; and

                  (c) Total royalties and/or compensation payable to ENTREMED.

                           SECTION 5 - CONFIDENTIALITY

         5.1 Confidential Information. During the term of this Agreement, it is contemplated that each party may disclose to the other, proprietary and confidential technology, inventions, technical information, material, reagents, biological materials and the like which are owned or controlled by the party providing such information or which that party is obligated to maintain in confidence and which is designated by the party providing such information as confidential ("CONFIDENTIAL INFORMATION"). Each party agrees not to disclose the CONFIDENTIAL INFORMATION and to maintain the CONFIDENTIAL INFORMATION in strict confidence, to cause all of its agents, representatives and employees to maintain the disclosing party's CONFIDENTIAL INFORMATION in confidence and not to disclose any such CONFIDENTIAL INFORMATION to a THIRD PARTY without the prior written consent of the disclosing party, and not to use such CONFIDENTIAL INFORMATION for any purpose other than as provided under this Agreement. The secrecy obligations of the parties with respect to CONFIDENTIAL INFORMATION shall continue for a period ending ten (10) years from the termination of this Agreement.

         5.2 Non-Confidential Information. The obligations of confidentiality will not apply to information that:

                  (a) was known to the receiving party or generally known to the public prior to its disclosure hereunder through no fault of the disclosing party or any agent, representative or employee thereof; or

                  (b) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and/or laying open to inspection of any patent applications or patents;

                  (c) is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure and who is not under an obligation of confidentiality to the disclosing party;

                  (d) is required by law, rule, regulation or bona fide legal process to be disclosed, provided that the disclosing party takes all reasonable stem to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the non-disclosing party; or

                  (e)      is approved for release by the parties.

         5.3 Disclosure To THIRD PARTIES. The obligations of Section 5.1 notwithstanding, CELGENE or ENTREMED, as the case may be, may disclose the CONFIDENTIAL INFORMATION licensed hereunder to THIRD PARTIES

                  (a) who need to know the same in order to obtain regulatory approval for a PRODUCT under this Agreement, provided that the actions of such THIRD PARTY are not in conflict with CELGENE's rights under this Agreement,

                  (b) who need to know the same in order to work towards the commercial development of PRODUCT on behalf of CELGENE, or

                  (c) for whom the non-disclosing party, ENTREMED or CELGENE, as the case may be, has given prior written approval provided that such THIRD PARTIES are bound by obligations of confidentiality and non-use at least as stringent as those set forth herein.

         5.4 Disclosure To Sublicensees. CELGENE may disclose ENTREMED's CONFIDENTIAL INFORMATION to a SUBLICENSEE without ENTREMED's approval, provided that such SUBLICENSEES are bound by obligations of confidentiality and non-use at least as stringent as those set forth herein.

         5.5 Public Statements. Neither CELGENE nor ENTREMED may issue a public statement, including without limitation a press release, with regard to this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. In accordance with the rules and regulations promulgated by the Securities and Exchange Commission, the parties will request that this Agreement be treated as confidential.

                     SECTION 6 - ADVERSE MEDICAL EXPERIENCES

         6.1 Adverse Medical Experience Reporting. CELGENE shall comply fully with all applicable medical/adverse experience reporting requirements in all countries where CELGENE intends to carry out clinical trials and/or market PRODUCT.

                               SECTION 7 - PATENTS

         7.1      Patent Prosecution.

                  (a) ENTREMED shall use reasonable efforts to prepare, file, prosecute and maintain patent applications and patents directed to PATENT RIGHTS and PRODUCTS through patent counsel selected by ENTREMED and reasonably acceptable to CELGENE, who shall consult with and keep CELGENE advised with respect thereto.

                  (b) CELGENE shall reimburse ENTREMED for all reasonable costs and expenses incurred after the EFFECTIVE DATE for the filing, prosecution and maintenance of PATENT RIGHTS.

         7.2      Cooperation In Prosecution.

                  (a) With respect to any PATENT RIGHTS, each patent application, office action, response to office action, request for terminal disclaimer, petition, and request for reissue or reexamination of any patent issuing from such application shall be provided to CELGENE sufficiently prior to the filing of such application, response, petition, or request to allow for review and comment by CELGENE. ENTREMED shall have the right to take any action that, in its judgement, is necessary to preserve such PATENT RIGHTS.

                  (b) Within a reasonable time from the EFFECTIVE DATE, CELGENE and ENTREMED will discuss each party's patent portfolio with regard to PRODUCTS, in accordance with prior obligations of confidentiality owed by each party to any THIRD PARTY, and will use reasonable efforts to coordinate their respective patent portfolio, to the extent possible, so as to maximize the patent protection for PRODUCTS.

         7.3      Infringement and Declaratory Judgment Actions.

                  (a) Notification. In the event that either party learns of the infringement of any PATENT RIGHT, or the filing of a Declaratory Judgement action alleging the invalidity, unenforceability, or noninfringement of any PATENT RIGHT ("DJ ACTION"), that party must promptly notify the other party of the infringement or DJ ACTION, as the case may be, in writing, and must provide reasonable evidence of the infringement. Neither party will notify a THIRD PARTY of the infringement of any PATENT RIGHT or of the filing of a DJ ACTION directed to any PATENT RIGHT without first obtaining consent of the other party, which consent shall not be unreasonably withheld.

                  (b) CELGENE's Right To File Infringement Actions. To the extent ENTREMED has the right to bring a suit or action to compel the termination of infringement of the PATENT RIGHTS, including to the extent provided in Article 7 of the CMCC AGREEMENT, ENTREMED hereby grants CELGENE the right and option, but not the obligation, to bring an action for infringement or to defend against a DJ action, at its sole expense, in the name of ENTREMED and/or in the name of CELGENE, and to join ENTREMED as a party plaintiff if required. No settlement, consent judgment or other voluntary final disposition of a suit that adversely affects PATENT RIGHTS may be entered into without the consent of ENTREMED, which consent shall not be unreasonably withheld.

                  (c) CELGENE's Right To Defend DJ ACTIONS. In the event that a DJ ACTION is brought naming CELGENE as a defendant, CELGENE shall have the right to proceed with the litigation or settle such action provided, however, that no settlement, consent judgment or other voluntary final disposition of a suit that adversely affects PATENT RIGHTS may be entered into without the consent of ENTREMED, which consent shall not be unreasonably withheld.

                  (d) CELGENE's Recovery. In the event that CELGENE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, any recovery of damages by CELGENE for any such litigation shall be applied first in satisfaction of any unreimbursed expenses and legal fees of CELGENE relating to the suit. The balance remaining from any such recovery shall, after ENTREMED receives its royalties from lost sales, belong to CELGENE.

                  (e) ENTREMED's Right To Litigate. In the event that CELGENE elects not to pursue an action for infringement or to defend against a DJ action, as the case may be, CELGENE shall notify ENTREMED in writing of such election and ENTREMED shall have the right and option, but not the obligation, at its cost and expense, to initiate infringement litigation and to retain any recovered damages.

                  (f) Cooperation. In any infringement suit either party may institute to enforce or defend the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.

                  (g) THIRD PARTY Royalty Reduction. In the event that an infringement action is brought by a THIRD PARTY against CELGENE alleging that CELGENE's making, using, offering to sell, selling, or importing of PRODUCTS under the PATENT RIGHTS infringes a THIRD PARTY patent, and results in a judgment or settlement requiring royalties to be paid by CELGENE to such THIRD PARTY, the royalties owed by CELGENE to ENTREMED under Section 4 of this Agreement shall be reduced by an amount equal to ****************of the royalties owed to such THIRD PARTY, provided that the royalties owed to ENTREMED shall not be reduced under this Section 7.3(f) to less than ************of NET SALES, nor shall any specific royalty payment be reduced under this Section 7.3(g) by more than**********.

                   SECTION 8 - REPRESENTATIONS AND WARRANTIES.

         8.1 By Both Parties. Each party hereby represents and warrants that each has the full right and authority to enter into this Agreement and that the entry into this Agreement does not require the consent of a THIRD PARTY whose consent has not been obtained.

         8.2      By ENTREMED.  ENTREMED represents and warrants as follows:

                  (a) that ENTREMED has not received any notice of infringement of THIRD PARTY patents or notice of interfering subject matter; that, without having made any special investigation, ENTREMED is not aware of any THIRD PARTY patents or patent applications that contain any interfering subject matter, or any issued THIRD PARTY patents that would be infringed by the making, using, selling, offering for sale, or importing by CELGENE of PRODUCTS covered by the ENTREMED EXISTING PATENT RIGHTS or the ENTREMED EXISTING TECHNOLOGY RIGHTS in any country in the TERRITORY, or by the exercise by CELGENE of any right granted to it under this Agreement, aside from those set forth in Appendix D;

                  (b) that the PATENT RIGHTS set forth in Appendix A and the TECHNOLOGY RIGHTS transferred to CELGENE under this Agreement, constitute the entirety of ENTREMED EXISTING PATENT RIGHTS and ENTREMED EXISTING TECHNOLOGY RIGHTS;

                  (c) that ENTREMED presently has no rights in PRODUCTS, nor any option in or expectation of any rights in PRODUCTS, apart from those identified in this Agreement and set forth in the agreements listed in Appendix B, and that ENTREMED is not in material breach or default of any of the agreements set forth in Appendix B, and that if ENTREMED acquires any such rights after the EFFECTIVE DATE, the agreements setting forth those rights, including all licenses and assignments for ENTREMED DEVELOPED PATENT RIGHTS and ENTREMED DEVELOPED TECHNOLOGY RIGHTS, shall be redacted to the extent they do not relate to CELGENE's rights under this Agreement, and attached hereto as independent Exhibits and incorporated herein;

                  (d) that, with regard to PRODUCTS, ENTREMED has no applications filed or pending with the FDA as of the EFFECTIVE DATE, including without limitation any Investigational New Drug or Orphan Drug Status applications, apart from those set forth in Appendix C;

                  (e) that ENTREMED will comply with all obligations and duties with regard to PRODUCTS under the CMCC AGREEMENT and, unless and until it is assigned to CELGENE pursuant to Section 2.5 of this Agreement, the NCI AGREEMENT, including, without limitation, any notification provisions necessary to maintain in effect this Agreement or preserve CELGENE's exclusive or non-exclusive rights under this Agreement, including without limitation the preservation of CELGENE's rights hereunder in the event that ENTREMED shall breach or default on its obligations under the CMCC AGREEMENT or the NCI AGREEMENT;

                  (f) that ENTREMED understands and agrees that it has not retained any rights under the ENTREMED INTELLECTUAL PROPERTY to PRODUCTS in the TERRITORY, and that the licenses and assignments granted in Sections 0, 0, 0, and 0 of this Agreement are exclusive of any continuing right of ENTREMED, except as otherwise provided herein; and

                  (g) that ENTREMED will not collaborate, negotiate, or deal with THIRD PARTIES with respect to PRODUCTS, except as expressly provided herein.

         8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ENTREMED MAKES NO REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR VALIDITY OF ANY ENTREMED PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS.

                    SECTION 9 - INDEMNIFICATION AND INSURANCE

         9.1 By CELGENE. CELGENE will defend, indemnify and hold harmless ENTREMED, its successors, AFFILIATES and licensors and their employees, agents, officers, trustees, shareholders and directors and each of them (the "ENTREMED Indemnified Parties") from and against any and all THIRD PARTY claims, causes of action and costs (including reasonable attorney's fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against the ENTREMED Indemnified Parties in connection with any claims, suits or judgments arising out of any theory of product liability concerning the development, testing, manufacture, sale or use of any PRODUCT by CELGENE, its AFFILIATES or its SUBLICENSEES.

                  9.1.1             CELGENE's indemnification under this Section
                                    9.1 shall not apply to any liability,
                                    damage, loss or expense to the extent that it is directly attributable to the negligent activity, reckless misconduct or intentional misconduct of ENTREMED.

                  9.1.2 Commencing not later than the date of FIRST COMMERCIAL SALE of a PRODUCT, CELGENE shall obtain and carry in full force and effect product liability insurance against any claims, judgments, liabilities and expenses for which it is obligated to indemnify ENTREMED and others under Section 9.1 of this Agreement, in such amounts and with such deductibles as are customary at the time for companies engaged in a similar business, and shall provide ENTREMED with written evidence of such insurance upon request.

         9.2 By ENTREMED. ENTREMED will defend, indemnify and hold harmless CELGENE, its successors, AFFILIATES and licensors and their employees, agents, officers, trustees, shareholders and directors and each of them (the "CELGENE Indemnified Parties") from and against any and all THIRD PARTY claims, causes of action and costs (including reasonable attorney's fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against the CELGENE

                  Indemnified Parties in connection with any claims, suits or judgments arising out of any theory of product liability concerning the development, testing, manufacture, sale or use of any PRODUCT by ENTREMED, its AFFILIATES or its SUBLICENSEES prior to the EFFECTIVE DATE.

                  9.2.1 ENTREMED's represents and warrants that it presently carries, in full force and effect, and will continue to carry, product liability insurance against any claims, judgments, liabilities and expenses incurred in connection with the use of THALIDOMIDE in clinical trials by or on behalf of ENTREMED, and shall provide CELGENE with written evidence of such insurance upon request.

         9.3 Conditions to Indemnification. A person or entity that intends to claim indemnification under this Section 9 (the "Indemnitee") shall promptly notify the party from whom indemnification is sought (the "Indemnitor"), of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Indemnitee whether or not such claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense, or if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other person represented by such counsel in such proceedings. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this
                  Section 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 9. The Indemnitee under this Section 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification.

                     SECTION 10 - ASSIGNMENT AND SUCCESSORS

         10.1 By Either Party. This Agreement shall not be assignable by either party without the written consent of the other party, except that either party may assign this Agreement to an AFFILIATE, successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates without the consent of the other party.

         10.2 By CELGENE. If CELGENE assigns or licenses its rights under this Agreement to a SUBLICENSEE or an AFFILIATE, such SUBLICENSEE or AFFILIATE shall be bound by the terms and conditions of this Agreement. CELGENE shall advise ENTREMED of any such assignment or license and provide ENTREMED with a copy of any sublicense within thirty (30) days of execution of such sublicense.

         10.3 CELGENE As Guarantor. CELGENE shall guarantee and be responsible for the payment of all royalties due and the making of reports under this Agreement by reason of the development and sales of any PRODUCTS by CELGENE, its AFFILIATES and SUBLICENSEES and their compliance with all applicable terms of this Agreement. Performance or satisfaction of any obligations of CELGENE under this Agreement by any of its AFFILIATES or SUBLICENSEES shall be deemed performance or satisfaction of such obligation by CELGENE.

         10.4 Binding Effect. This agreement shall be binding upon and inure to the benefit of said successors in interest and assignees to the parties. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.

                           SECTION 11 - FORCE MAJEURE

         11.1 Neither party shall be liable to the other party for damages or loss occasioned by failure of performance by the defaulting party if the failure is occasioned by war, fire, explosion, flood, strike or lockout, embargo, or any similar cause beyond the control of the defaulting party, provided that the party claiming this exception has exerted all reasonable efforts to avoid or remedy such event and provided such event does not extend for more than six (6) months.

                            SECTION 12 - TERMINATION

         12.1 Term. Unless earlier terminated as hereinafter provided, this Agreement shall remain in full force and effect until CELGENE's obligations to pay royalties or other compensation under Section 4 of this Agreement, either directly or pursuant to a sublicense, terminate.

         12.2 By Reason Of FDA Action. If the FDA withdraws or recalls THALIDOMIDE from the market permanently, or in any other way revokes or terminates CELGENE's regulatory approval to market and sell THALIDOMIDE and/or PRODUCTS, CELGENE shall promptly notify ENTREMED in writing, and this Agreement and all of CELGENE's and ENTREMED's rights and obligations hereunder shall terminate upon receipt by ENTREMED of such notice.

         12.3 Termination Of Royalty Obligations. Upon termination of CELGENE's obligation to pay royalties and other compensation hereunder with respect to a specific country and specific PRODUCT as to which CELGENE's license is then in effect, the license granted to CELGENE with respect to such country and such PRODUCT pursuant to Section 2 shall be deemed to be fully paid and CELGENE shall thereafter have a royalty free, exclusive right to use the PATENT RIGHTS to make, have made, use, offer to sell, sell and import such PRODUCT in such country.

         12.4     Breach.

                  (a) By Either Party. This Agreement shall be terminable upon the material breach or default of either party. In the event of a material breach or default by a party ("Defaulting Party"), the other party ("Non-Defaulting Party") shall give the Defaulting Party written notice of the default. The Defaulting Party will then have sixty (60) days to cure the breach. If cure has not been affected within said sixty (60) days, the Non-Defaulting Party shall have the right to terminate this Agreement.

                  (b)
                           By CELGENE.
                           (i) Payments. If and only if CELGENE materially breaches this Agreement by failure to pay royalties and/or sublicensing or milestone payments due under Section 4 of this Agreement, and fails to cure such material breach within sixty (60) days of receiving written notice thereof pursuant to Section 12.4(a) of this Agreement then:
                                    a)      CELGENE's rights under this
                                            Agreement to ENTREMED INTELLECTUAL
                                            PROPERTY shall terminate; and
                                    b)      CELGENE shall grant to ENTREMED, to
                                            the extent not prohibited by the
                                            United States Government or by prior
                                            contractual obligations to any THIRD
                                            PARTY, an exclusive, worldwide,
                                            royalty-free license, with the right
                                            to sublicense, under CELGENE
                                            DEVELOPED INTELLECTUAL PROPERTY to
                                            make, use, offer to sell, sell, and
                                            import PRODUCTS in the TERRITORY.
                           (ii) Diligence. If and only if ENTREMED exercises its right and option to terminate the license granted to CELGENE in the entire TERRITORY, pursuant to Section 3.1(f) of this Agreement, or

                                    ENTREMED exercises its right and option to terminate the license granted to CELGENE in Europe, Canada, or the PACIFIC RIM, pursuant to Section 3.2(c)(i) of this Agreement, then, either in the entire TERRITORY or in the region in which such termination has occurred, i.e., Europe, Canada, or the PACIFIC RIM, as applicable:
                                    a)      CELGENE's rights under this
                                            Agreement to ENTREMED INTELLECTUAL
                                            PROPERTY shall terminate; and
                                    b)      CELGENE shall grant to ENTREMED, to
                                            the extent not prohibited by the
                                            United States Government or by prior
                                            contractual obligations to any THIRD
                                            PARTY, an exclusive, worldwide,
                                            royalty-free license, with the right
                                            to sublicense, under CELGENE
                                            DEVELOPED INTELLECTUAL PROPERTY to
                                            make, use, offer to sell, sell, and
                                            import PRODUCTS.
                           The grant of rights by CELGENE to ENTREMED under this
                           Section 12.4 expressly excludes rights in any CELGENE EXISTING INTELLECTUAL PROPERTY.

                  (c) Termination under this Section 12.4 will be effective upon the date specified in the written notice. All termination rights shall be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this Section 12.4 shall not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate or convert this Agreement arising by reason of any subsequent default.

         12.5 Insolvency. Either party to this Agreement may terminate this Agreement upon receipt of notice that the other party has become insolvent or has suspended business in all material respects hereof, or has consented to an involuntary petition purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or has made an assignment for the benefit of creditors or has applied for or consented to the appointment of a receiver or trustee for a substantial part of its property, by giving written notice to the other party, and termination of this Agreement will be effective upon receipt of such notice.

         12.6 Work-In-Progress. Upon termination of this Agreement, CELGENE shall be entitled to, but shall not be obligated to finish any work-in-progress at the time of termination and sell the same as well as all completed inventory of PRODUCTS which remains on hand as of the date of the termination, so long as CELGENE pays to ENTREMED the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

         12.7 Survival. The obligations of Sections 5 and 9, as well as Sections 12.6, 12.7, 12.8, and 13.3, shall survive any termination of this Agreement.

         12.8 Reversion of Rights. Upon termination of this Agreement or of the rights and licenses granted to CELGENE in any country of the TERRITORY, CELGENE agrees not to use the TECHNOLOGY RIGHTS or PATENT RIGHTS or information or technology derived therefrom for the manufacture, use or sale of PRODUCTS in any country other than those countries in which CELGENE retains a license under this Agreement. In addition, all rights to the TECHNOLOGY RIGHTS and PATENT RIGHTS in such country shall revert to ENTREMED and may be used by ENTREMED without restriction in any country other than those countries in which CELGENE retains a license under this Agreement.

                         SECTION 13 - GENERAL PROVISIONS

         13.1 Relationship of Parties. The relationship between ENTREMED and CELGENE is that of independent contractors. ENTREMED and CELGENE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. ENTREMED shall have no power to bind or obligate CELGENE in any manner. Likewise, CELGENE shall have no power to bind or obligate ENTREMED in any manner.

         13.2 Entire Understanding. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to these Agreements, except by a written document which is signed by both parties.

         13.3 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, U.S.A. without reference to its choice of law principles.

         13.4 Headings. The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular or section or paragraph.

         13.5 No Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

         13.6 Export Controls. In conducting any activities under this Agreement or in connection with the manufacture use or sale of PRODUCT, CELGENE shall comply with all applicable laws and regulations including, but not limited to, all Export Administration Regulations of the United States Department of Commerce.

         13.7 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of
                  (i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) when sent, if sent by facsimile, as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated below:

                  If To ENTREMED                     EntreMed, Inc.
                                                     9610 Medical Center Drive
                                                     Rockville, MD 20850
                                                     Attn: CEO
                                                     Fax: (301) 217-9594

                  If To CELGENE:                     Celgene Corporation
                                                     6 Powder Horn Drive
                                                     Warren, NJ 07059
                                                     Attn: President
                                                     Fax: (732) 805-3931


         13.8 Original Counterparts. This Agreement may be executed in any number of separate counterpart, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


ENTREMED, INC.                                 CELGENE CORPORATION




By:____________________________                By:____________________________



Name:__________________________                Name:__________________________



Title:_________________________                Title:_________________________

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

ENTREMED, INC.                               CELGENE CORPORATION


By:    /s/  Edward R. Gubish                 By:      /s/  John W. Jackson
  -------------------------------               -------------------------------
Name:       Edward R. Gubish                 Name:         John W. Jackson
     ----------------------------                  ----------------------------

Title:      Sr. V.P. R & D                   Title:        Chairman & CEO
      ---------------------------                  ----------------------------

                                   APPENDIX A


United States Patent No. 5,629,327
United States Patent No. 5,593,990
United States Patent Application Serial No. 08/025,046
United States Patent Application Serial No. 08/168,817
United States Patent Application Serial No. 08/371,987
United States Patent Application Serial No. 08/468,792
United States Patent Application Serial No. 08/918,610
United States Patent Application Serial No. 08/955,638
United States Patent Provisional Application Serial No. 60/028,708 United States Patent Application Serial No. 08/963,058
United States Patent Application Serial No. 09/107,578
United States Patent Application Serial No. 09/126,542

                                   APPENDIX B


1. That certain License Agreement entered into by and between ENTREMED and Children's Medical Center Corporation ("CMCC"), dated May 26, 1994, as amended to the date hereof, attached as Exhibit A to this Agreement.

2. That certain Agreement by and between the Division of Cancer Treatment at the National Cancer Institute ("NCI") and ENTREMED, dated November 16, 1994, and executed on behalf of ENTREMED on November 23, 1994, and on behalf of NCI on November 18, 1994, attached as Exhibit C to this Agreement.

                                   APPENDIX C


Orphan Drug Designation Application (ODA) 97-1011    Primary Brain Malignancies
Orphan Drug Designation Application (ODA) 98-1149    Kaposis Sarcoma
Orphan Drug Designation Application (ODA) 98-1143    Prostate Cancer

Investigational New Drug Application 46,591          Ophthalmology
Investigational New Drug Application 55,966          Oncology

                                   APPENDIX D


United States Patent No. 5,605,684 to Piacquadio
United States Patent No. 5,443,824 to Piacquadio
United States Patent No. 5,731,325 to Andrulis, Jr. et al.
United States Patent No. 5,654,312 to Andrulis, Jr. et al.
United States Patent No. 5,643,915 to Andrulis, Jr. et al.
United States Patent No. 5,434,170 to Andrulis, Jr.

                                    EXHIBIT A

                                 CMCC AGREEMENT

                                    EXHIBIT B

                                  NCI AGREEMENT

                                    EXHIBIT C

                      LETTER TO FDA INDICATING TRANSFER OF
                       RIGHTS IN INVESTIGATIONAL NEW DRUG
                     AND ORPHAN DRUG APPLICATIONS TO CELGENE